SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

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POWER SPORTS FACTORY, INC.
(Exact Name of Registrant as Specified in Charter)
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Minnesota	000-25385	41-1853993
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

300 Walnut Street, Philadelphia, PA	19106
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (267) 546-9073

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2010, Mr. Shawn Landgraf submitted his resignation, effective June 30, 2010, as Chief Executive Officer and as a Director, to our Board of Directors. Mr. Landgraf stated in his resignation that the Company’s cash flow was not sufficient to sustain operations and that a significant restructure of outstanding debt and other obligations would be required to enable the Company to continue operations. Mr. Landgraf also indicated that he would work with the Board in the transition period prior to the effectiveness of his resignation to provide assistance in implementing the Board’s decisions affecting operations of the Company.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWER SPORTS FACTORY, INC.

Date April 19, 2010	By:	/s/ Steve Rubakh
Name Steve Rubakh
Title President